As filed with the Securities and Exchange Commission on May 26, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REWARDS NETWORK INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-6028875
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 North Riverside Plaza, Suite 950

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Rewards Network Inc. 2004 Long-Term Incentive Plan

(Full Title of the Plan)

Rewards Network Inc.

2 North Riverside Plaza, Suite 950

Chicago, Illinois 60606

Attention: Bryan R. Adel

(312) 521-6767

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.02 per share	4,540,000 shares	$9.60(2)	$43,584,000(2)	$5,522.09

(1)	Shares issuable under awards granted under the Rewards Network Inc. 2004 Long-Term Incentive Plan, together with such additional and indeterminate number of shares of common stock of the registrant as may become issuable as the result of stock splits, stock dividends or similar transactions affecting the common stock of the registrant.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of shares of the common stock of the registrant on the American Stock Exchange on May 24, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* This registration statement relates to securities of Rewards Network Inc. (the “registrant”) to be offered pursuant to the Rewards Network Inc. 2004 Long-Term Incentive Plan, as indicated on the facing sheet hereof. Information required by Part I to be contained in the Section 10(a) prospectus related to this plan is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The registrant’s annual report on Form 10-K for the year ended December 31, 2003;

(b) The registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2004;

(c) The registrant’s current reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2004 (other than information furnished under Item 9), January 29, 2004 (other than information furnished under Item 12), February 17, 2004 (other than information furnished under Item 9) and April 21, 2004 (other than information furnished under Item 12); and

(d) The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A filed with the Commission on June 14, 1995, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant’s certificate of incorporation, as amended (“Charter”), contains a provision that is designed to limit the registrant’s directors’ liability to the extent permitted by the Delaware General Corporation Law (the “DGCL”) and any amendments to the DGCL. Specifically, directors will not be held personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the duty of loyalty; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for payment of an improper dividend or improper repurchase of stock under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

The principal effect of the limitations of liability provision is that a stockholder is unable to prosecute an action for monetary damages against directors of the registrant unless the stockholder can demonstrate one of the specified bases for liability. However, this provision does not eliminate or limit director liability arising in connection with causes of action brought under the United States federal securities laws. Although the registrant’s Charter limits the personal liability of directors, it does not eliminate the directors’ duty of care. The inclusion of the limitation of liability provision in the registrant’s Charter may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the registrant and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents (as well as any individual serving with another corporation in such capacity at the corporation’s request) (i) against all reasonable expenses (including attorneys’ fees) incurred in defense or settlement of suits brought against them if such individuals acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and (ii) except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them, if such individuals acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe their conduct was unlawful. A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent that such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action is heard determines such person is reasonably entitled to indemnity. A corporation shall indemnify such person to the extent they are successful on the merits or otherwise in defense of the action or matter at issue. In addition, the DGCL allows for the advance payment of expenses of an officer or director who is indemnified prior to the final disposition of an action, provided that, in the case of a current director or officer, such person undertakes to repay any such amount advanced if it is later determined that such person is not entitled to indemnification with regard to the action for which the expenses were advanced.

In addition, the registrant’s Charter and by-laws, as amended (“By-Laws”), require it to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (other than any proceeding initiated by such indemnitee excluding proceedings to enforce rights to indemnification unless such proceeding was authorized by the registrant’s board of directors) by reason of the fact that such person is or was a director or an officer of the registrant (or is or was serving at the request of the registrant as a director or an officer of another entity) against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) to the fullest extent authorized by the DGCL reasonably incurred by such person in connection with the action, suit or proceeding.

The registrant’s Charter and By-Laws also provide that expenses incurred in defending any action, suit or proceeding may be paid by the registrant in advance of its final disposition. However, if the DGCL so requires, the registrant may make an advancement of expenses only upon delivery to the registrant of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to indemnification by the registrant.

The registrant has also entered into indemnification agreements with some of the registrant’s officers and directors. These indemnification agreements provide that, except to the extent prohibited by applicable law, the registrant will indemnify these officers and directors against all expenses, judgments, fines, penalties, levies and amounts paid in settlement actually and reasonably incurred by them if they are involved, or are threatened to be made involved, in any manner in any threatened, pending or completed investigation, claim, action, suit or proceeding (other than any proceeding initiated by such indemnitees except in the circumstances specified in the indemnification agreement) by reason of the fact that they serve or served as an officer or director of the registrant or serve or served at the request of the registrant as a director or officer of any affiliate of the registrant. Such indemnification includes the right to receive payment in advance of any expenses incurred, consistent with the provisions of applicable law.

Under the registrant’s Charter and By-Laws, the registrant may purchase and maintain insurance to protect itself and any director or officer of the registrant or another entity against expense, liability or loss whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this registration statement are listed below.

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Rewards Network Inc. is incorporated herein by reference to Exhibit 4.1 to Rewards Network Inc.’s Registration Statement on Form S-3 (File No. 333-111390), filed on December 19, 2003.

3.2	By-Laws of Rewards Network Inc., as amended, are incorporated herein by reference to Exhibit 4.15 to Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 12, 2004.

4.1	Form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Transmedia Network Inc. is incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.2	Form of Series A Preferred Stock certificate is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.3	Form of Rights Agreement between Transmedia Network Inc. and American Stock Transfer & Trust Company is incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.4	Investment Agreement, dated as of April 28, 2000, among Transmedia Network Inc., Gene M. Henderson, Herbert M. Gardner, James M. Callaghan, Gregory J. Robitaille, John A. Ward III, George S. Wiedemann, Christine M. Donohoo, Frank F. Schmeyer, Elliot Merberg, Gerald Fleischman, Samstock, L.L.C. and Thomas J. Litle is incorporated herein by reference to Exhibit 4.7 to Transmedia Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on December 31, 2001.

Exhibit Number	Description of Exhibit

4.5	Termination of Co-Sale and Voting Agreement, dated as of February 5, 2003, among iDine Rewards Network Inc., Samstock, L.L.C. and each of the investors listed therein is incorporated herein by reference to Exhibit 4.6 to iDine Reward Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 31, 2003.

4.6	Investment Agreement, dated as of April 28, 2000, among Transmedia Network Inc., Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank is incorporated herein by reference to Exhibit 4.5 to Transmedia Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on December 29, 2000.

4.7	First Amendment, dated February __, 2003, to that certain Investment Agreement, dated April 28, 2000, among iDine Rewards Network Inc., Samstock, L.L.C., Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank is incorporated herein by reference to Exhibit 4.8 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 31, 2003.

4.8	Termination of Co-Sale and Voting Agreement, dated as of February 5, 2003, among iDine Rewards Network Inc., Samstock, L.L.C., Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank is incorporated herein by reference to Exhibit 4.10 to Amendment No. 1 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on October 7, 2003.

4.9	Letter Agreement, dated as of June 12, 2002, between iDine Rewards Network Inc. and Samstock, L.L.C. is incorporated herein by reference to Exhibit 4.11 to Amendment No. 1 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on October 7, 2003.

4.10	Second Amended and Restated Investment Agreement, dated as of June 30, 1999, among Transmedia Network Inc., Samstock, L.L.C., EGI-Transmedia Investors, L.L.C. and Robert M. Steiner, as trustee, is incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.11	Amendment, dated February 5, 2003, to the Second Amended and Restated Investment Agreement, dated as of June 30, 1999, among Transmedia Network Inc., Samstock, L.L.C., EGI-Transmedia Investors, L.L.C. and Robert M. Steiner, as trustee, is incorporated herein by reference to Exhibit 4.13 to Amendment No. 1 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on October 7, 2003.

Exhibit Number	Description of Exhibit

4.12	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.15 to Transmedia Network Inc.’s Registration Statement on Form S-3 (File No. 333-49366), filed on November 6, 2000.

4.13	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.17 to Transmedia Network Inc.’s Registration Statement on Form S-3 (File No. 333-49366), filed on November 6, 2000.

4.14	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 10.2 to Transmedia Network Inc.’s Current Report on Form 8-K (File No. 001-13806), filed on November 17, 1997.

4.15	Indenture, dated as of October 15, 2003 and as amended and restated as of February 4, 2004, between Rewards Network Inc. and LaSalle Bank National Association is incorporated herein by reference to Exhibit 4.15 to Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 12, 2004.

4.16	Registration Rights Agreement, dated October 8, 2003, between iDine Rewards Network Inc. and Credit Suisse First Boston LLC is incorporated herein by reference to Exhibit 4.18 to iDine Rewards Network Inc.’s Quarterly Report on Form 10-Q (File No. 001-13806), filed on November 14, 2003.

5.1*	Opinion of Sidley Austin Brown & Wood LLP

23.1*	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 to this registration statement)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney (contained in the signature page to this registration statement)

99.1*	Rewards Network Inc. 2004 Long-Term Incentive Plan

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 26th day of May, 2004.

REWARDS NETWORK INC.

By:	/s/ Kenneth R. Posner
Kenneth R. Posner
Senior Vice President, Finance and Administration, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of May, 2004.

/s/ George S. Wiedemann George S. Wiedemann	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Kenneth R. Posner Kenneth R. Posner	Senior Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth R. Posner and Bryan R. Adel, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of May, 2004.

/s/ Samuel Zell Samuel Zell	Chairman of the Board and Director

/s/ Adam M. Aron Adam M. Aron	Director

/s/ Peter C.B. Bynoe Peter C.B. Bynoe	Director

/s/ Herbert M. Gardner Herbert M. Gardner	Director

/s/ Raymond A. Gross Raymond A. Gross	Director

/s/ F. Philip Handy F. Philip Handy	Director

/s/ Harold I. Shain Harold I. Shain	Director

/s/ John A. Ward III John A. Ward III	Director

Frank E. Wood	Director

/s/ Lester Wunderman Lester Wunderman	Director

INDEX TO EXHIBITS TO REWARDS NETWORK INC.

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Exhibit

3.1	Restated Certificate of Incorporation of Rewards Network Inc. is incorporated herein by reference to Exhibit 4.1 to Rewards Network Inc.’s Registration Statement on Form S-3 (File No. 333-111390), filed on December 19, 2003.

3.2	By-Laws of Rewards Network Inc., as amended, are incorporated herein by reference to Exhibit 4.15 to Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 12, 2004.

4.1	Form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Transmedia Network Inc. is incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.2	Form of Series A Preferred Stock certificate is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.3	Form of Rights Agreement between Transmedia Network Inc. and American Stock Transfer & Trust Company is incorporated herein by reference to Exhibit 4.2 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.4	Investment Agreement, dated as of April 28, 2000, among Transmedia Network Inc., Gene M. Henderson, Herbert M. Gardner, James M. Callaghan, Gregory J. Robitaille, John A. Ward III, George S. Wiedemann, Christine M. Donohoo, Frank F. Schmeyer, Elliot Merberg, Gerald Fleischman, Samstock, L.L.C. and Thomas J. Litle is incorporated herein by reference to Exhibit 4.7 to Transmedia Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on December 31, 2001.

4.5	Termination of Co-Sale and Voting Agreement, dated as of February 5, 2003, among iDine Rewards Network Inc., Samstock, L.L.C. and each of the investors listed therein is incorporated herein by reference to Exhibit 4.6 to iDine Reward Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 31, 2003.

4.6	Investment Agreement, dated as of April 28, 2000, among Transmedia Network Inc., Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank is incorporated herein by reference to Exhibit 4.5 to Transmedia Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on December 29, 2000.

Exhibit Number	Description of Exhibit

4.7	First Amendment, dated February , 2003, to that certain Investment Agreement, dated April 28, 2000, among iDine Rewards Network Inc., Samstock, L.L.C., Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank is incorporated herein by reference to Exhibit 4.8 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 31, 2003.

4.8	Termination of Co-Sale and Voting Agreement, dated as of February 5, 2003, among iDine Rewards Network Inc., Samstock, L.L.C., Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank is incorporated herein by reference to Exhibit 4.10 to Amendment No. 1 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on October 7, 2003.

4.9	Letter Agreement, dated as of June 12, 2002, between iDine Rewards Network Inc. and Samstock, L.L.C. is incorporated herein by reference to Exhibit 4.11 to Amendment No. 1 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on October 7, 2003.

4.10	Second Amended and Restated Investment Agreement, dated as of June 30, 1999, among Transmedia Network Inc., Samstock, L.L.C., EGI-Transmedia Investors, L.L.C. and Robert M. Steiner, as trustee, is incorporated herein by reference to Exhibit 4.3 to Amendment No. 1 to Transmedia Network Inc.’s Registration Statement on Form S-2 (File No. 333-84947), filed on October 5, 1999.

4.11	Amendment, dated February 5, 2003, to the Second Amended and Restated Investment Agreement, dated as of June 30, 1999, among Transmedia Network Inc., Samstock, L.L.C., EGI-Transmedia Investors, L.L.C. and Robert M. Steiner, as trustee, is incorporated herein by reference to Exhibit 4.13 to Amendment No. 1 to iDine Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on October 7, 2003.

4.12	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.15 to Transmedia Network Inc.’s Registration Statement on Form S-3 (File No. 333-49366), filed on November 6, 2000.

4.13	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 4.17 to Transmedia Network Inc.’s Registration Statement on Form S-3 (File No. 333-49366), filed on November 6, 2000.

4.14	Form of Warrant to Purchase Shares of Common Stock is incorporated herein by reference to Exhibit 10.2 to Transmedia Network Inc.’s Current Report on Form 8-K (File No. 001-13806), filed on November 17, 1997.

Exhibit Number	Description of Exhibit

4.15	Indenture, dated as of October 15, 2003 and as amended and restated as of February 4, 2004, between Rewards Network Inc. and LaSalle Bank National Association is incorporated herein by reference to Exhibit 4.15 to Rewards Network Inc.’s Annual Report on Form 10-K (File No. 001-13806), filed on March 12, 2004.

4.16	Registration Rights Agreement, dated October 8, 2003, between iDine Rewards Network Inc. and Credit Suisse First Boston LLC is incorporated herein by reference to Exhibit 4.18 to iDine Rewards Network Inc.’s Quarterly Report on Form 10-Q (File No. 001-13806), filed on November 14, 2003.

5.1*	Opinion of Sidley Austin Brown & Wood LLP

23.1*	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1 to this registration statement)

23.2*	Consent of KPMG LLP

24.1*	Powers of Attorney (contained in the signature page to this registration statement)

99.1*	Rewards Network Inc. 2004 Long-Term Incentive Plan

*	Filed herewith.